UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2011

American Realty Capital Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

GE Healthcare Distribution Center

On May 31, 2011, American Realty Capital Trust, Inc. (“we,” “us,” or the “Company”) acquired one free-standing fee simple GE Healthcare Distribution Center in Muksego, Wisconsin.  The purchase price was $23.7 million.  The tenant of the property is General Electric Company d/b/a GE Healthcare.

The original lease term is 10 years and expires in March 2019.  The lease contains 5% rental escalations in years six and eight.  The lease is double net whereby the landlord is responsible for roof, structure and mechanical systems of the building as well as paving.  The initial annual base rent is approximately $1.7 million.  The lease contains three renewal options of five years each.

We funded the acquisition of the property with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

General Electric Company (NYSE: GE) operates as a technology, media, and financial services company worldwide.  Its energy infrastructure segment produces gas, steam, and aero derivative turbines; generators; combined cycle systems; and renewable energy solutions, as well as provides water treatment services and equipment. The company’s technology infrastructure segment manufactures jet engines, turboprop and turbo shaft engines, and its replacement parts for use in military and commercial aircraft, as well as provides repair and maintenance services. GE’s NBC Universal segment engages in the production and distribution of films and television programs; operation of television stations and cable/satellite television networks, as well as theme parks. The company’s capital finance segment offers commercial lending and leasing products to manufacturers, distributors, and end-users of equipment and capital assets; consumer financial services to consumers and retailers; capital and investment solutions for real estate; commercial finance to the energy and water industries; and commercial aircraft leasing and finance, and fleet and financing solutions. Its consumer and industrial segment produces various home appliances, lighting products, and electrical equipment and control products, as well as provides related services. The company was founded in 1892 and is based in Fairfield, Connecticut.

Wal-Mart

On May 31, 2011, we acquired one free-standing fee simple Wal-Mart Super-Center as well as a leasehold interest on a small portion of a parking lot in Ebensburg, Pennsylvania.  The purchase price was $12.4 million.  The tenant of the property is Wal-Mart Real Estate Business Trust (“Wal-Mart Real Estate”).  Wal-Mart Stores, Inc. will guarantee Wal-Mart Real Estate’s obligations under the lease.

The original lease term is 20 years and expires in January 2019.  The lease contains a rental escalation of 7.85% in year six. The lease is triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The initial annual base rent is approximately $987,000.  The lease contains six renewal options of five years each.

We funded the acquisition of the property with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

The acquisition will increased the size of our Wal-Mart portfolio to 2 stores.

Wal-Mart Stores, Inc. (NYSE: WMT) operates retail stores in various formats worldwide. The company’s U.S. segment offers, among other items, groceries, health and beauty aids, electronics, toys, apparel, pharmacy services and housewares through discount stores, superights, and neighborhood markets, as well as through walmart.com. The company’s international segment includes various formats of retail stores and restaurants, including supermarkets, combination discount and grocery stores, superights. The company’s Sam’s Club segment offers merchandise, including hard goods, softwoods, and selected private-label items under the Member’s Mark, Bakers & Chefs and Sam’s Club brands through warehouse membership clubs in the United States, as well as through samsclub.com.

Walgreens Portfolio

On May 31, 2011, we acquired two free-standing fee simple Walgreens pharmacies in Acworth, Georgia and Lithia Springs, Georgia.  The purchase price was $9.8 million.  The tenant of the properties is Walgreens Co. (“Walgreens”).  The properties contain an aggregate of 27,300 square feet of gross leasable area.

The original lease term for each of the properties is 25 years and expires in November 2028.  The leases are triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The initial annual base rent is approximately $712,000.  The leases contain ten renewal options of five years each.

We funded the acquisition of the properties with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

The foregoing acquisitions increased the size of our Walgreens portfolio to 34 properties.

Walgreen Co. (NYSE: WAG) operates a chain of drugstores in the United States. The drugstores sell prescription and nonprescription drugs, and general merchandise. Its general merchandise includes household items, personal care, convenience foods, beauty care, photofinishing, candy, and seasonal items. The company provides its services through drugstore counters, as well as through mail, telephone, and the Internet.

United States Postal Service

On May 31, 2011, we acquired one free –standing fee simple United States Post Office in Minneapolis, Minnesota for a purchase price of $7.3 million.  The tenant of the property is the United States Postal Service.  The property contains 39,397 square feet of gross leasable area.

The primary lease term is 20 years and expires in April 2025. The lease is double net whereby the landlord responsible for roof and structure, and the cost of all capital expenditures.  The lease contains two renewal options of five years each.  The average annual base rent for the initial term of the lease is $493,200.

The United States Postal Service is an independent agency of the United States government established in 1971.  The Post Office Department was created under Benjamin Franklin in 1792 as part of the United States cabinet and was transformed into its current form in 1971 under the Postal Reorganization Act.

7-Eleven

On May 27, 2011, we acquired one free-standing fee simple 7-Eleven gas and convenience store in Bradenton, Florida for a purchase price of $2.1 million.  The tenant of the property is 7-Eleven, Inc.  The property contains 2,940 square feet of gross leasable area.

The original lease term is ten years and expires in January 2016.  The tenant has agreed to extend the lease for an additional five years at closing, resulting in a remaining ten year lease term.  The lease is triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The average annual base rent is approximately $159,000.  The lease contains three renewal options of five years each.

We funded acquisition of the properties with proceeds from the sale of our common stock. We may finance the acquisitions post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

7-Eleven, Inc. engages in operating, franchising, and licensing convenience stores in North America and internationally. The company offers soft drinks, hot dogs, drink flavors, beverages, brewed coffee, deli items and baked goods.  It also provides greeting cards, gift-card holders, wine bags, wrapping, prepaid international calling cards, electronics accessories, and energy drinks; and online games, prepaid cell phones, and motor oil and transmission fluids. 7-Eleven was formerly known as Southland Corporation and changed its name to 7-Eleven, Inc. in April 1999. The company was founded in 1927 and is headquartered in Dallas, Texas.  It operates stores in the United States, Japan, Taiwan, Thailand, South Korea, China, Hong Kong, Malaysia, Singapore, Australia, the Philippines, Norway, Sweden, and Denmark. As of November 8, 2005, 7-Eleven, Inc. operates as a subsidiary of Seven & I Holdings Co., Ltd.

Bridgestone Firestone Portfolio

On May 26, 2011, we acquired three freestanding, fee simple retail stores for Bridgestone Firestone in Northfield, New Jersey, Chester, Virginia and Dardenne, Michigan for a purchase price of $8.5 million (“BSFS IV”). The tenant of the properties is Bridgestone Operations Retail, LLC. The properties contain 22,904 square feet of gross leasable area.

The leases have an original term of 15 years and expire between December 2023 and October 2025. The lease contains contractual rental escalations of 6.5% every five years. The leases are double net with the landlord responsible for roof and structure, and the cost of all capital expenditures. The leases contain four renewal options of five years each. The average annual base rent for the initial term of the BSFS leases is approximately $734,000.

We funded acquisition of the properties with proceeds from the sale of our common stock. We may finance the acquisitions post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

The foregoing acquisitions increased the size of our Bridgestone Firestone portfolio to 22 properties.

Bridgestone Retail Operations, LLC is a subsidiary of Bridgestone Corporation which is the world's largest tire and rubber company. In addition to tires for use in a wide variety of applications, it also manufactures a broad range of diversified products, which include industrial rubber and chemical products and sporting goods. Bridgestone Corporation is headquartered in Japan.

FedEx Portfolio

On May 27, 2011, we acquired one build-to-suit free-standing fee simple FedEx Ground Package System distribution facility in Baltimore, Maryland for a purchase price of $39.0 million.  The tenant of the property is FedEx Ground.  FedEx Corporation will guarantee the obligations of FedEx Ground under the lease.  The property contains 125,502 square feet of gross leasable area.

The original lease term is 13 years and expires in February 2022.  The lease contains a rental increase of 10% in year six.  The lease is double net whereby the landlord is responsible for roof and structure.  The average annual base rent is approximately $3.1 million.  The lease contains two renewal options of five years each.

We funded the acquisition with proceeds from the sale of our common stock.  We may finance the acquisition post-closing however there is no guarantee that we will do so on terms favorable to us or at all.

FedEx Corporation (NYSE: “FDX”) is a holding company providing transportation, e-commerce and business services. The company operates in four segments: FedEx Express, FedEx Ground, FedEx Freight, and FedEx Kinko’s. The FedEx Express segment offers shipping services for the delivery of packages and freight. The FedEx Ground segment provides business and residential ground package delivery services. The FedEx Freight segment offers regional next-day and second-day freight services, as well as long-haul freight services. The FedEx Kinko’s segment provides document services, such as printing, copying, and binding and business services, such as high-speed Internet access, computer rental and videoconferencing. FedEx Corporation, formerly known as FDX Corporation, was founded in 1971 and is headquartered in Memphis, Tennessee.

The foregoing acquisition will increase the size of our FedEx portfolio to 15 properties.

Tops Market

On May 27, 2011, we acquired one free-standing fee simple Tops Supermarket (“Tops Market”) located in Canandaigua, New York for a purchase price of $11.0 million.  The tenant of the property is Tops Markets, LLC.  Tops Markets, LLC is a subsidiary of Koninklijke Ahold N.V. (“Royal Ahold”).  Royal Ahold is the guarantor of Tops Markets’ obligations under the lease.  The property contains an aggregate of 57,833 square feet of gross leasable area.

The primary lease term is 20 years and expires in February 2023.  The lease contains rental escalations of 3.5% every five years.  The lease is triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The average annual base rent is approximately $834,000.  The lease contains five renewal options of five years each followed by one renewal option of four years.

We funded the acquisition of the property with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Tops Market operates supermarkets in New York and Pennsylvania.  The supermarkets offer food, health, nutrition, plants and general merchandise.  The supermarkets also feature playhouses.  The company was founded in 1962 and is headquartered in Williamsville, New York.

Royal Ahold is a public limited liability company registered in the Netherlands and listed on Euronext’s Amsterdam Stock Exchange.  Royal Ahold is one of the largest, international food retailing groups in the world operating leading supermarket companies in Europe and the United States.

Pep Boys

On May 27, 2011, we acquired three freestanding, fee simple retail stores for Pep Boys Supercenters in North Wales, Pennsylvania, Stockton, California and Las Vegas, Nevada for a purchase price of $13.0 million (“Pep Boys”). The tenant of the property is The Pep Boys – Manny, Moe & Jack. The properties contain an aggregate of 59,648 square feet of gross leasable area.

The leases have an original term of 15 years and expire in July 2023. The leases contain contractual rental escalations of 1.5% per year. The leases are triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The leases contain four renewal options of five years each. The average annual base rent for the initial term of the Pep Boys leases is approximately $1.1 million.

We funded acquisition of the properties with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

The Pep Boys – Manny, Moe & Jack is an automotive service and retail chain.  It is engaged in automotive repair and maintenance and in the sale of automotive tires, parts and accessories through a chain of stores.  Pep Boys operates in 35 states and Puerto Rico.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) was scheduled to take place on Monday, May 23, 2011, however it was adjourned due to lack of quorum.  The Annual Meeting was held on Tuesday, May 24, 2011.  All nominees standing for election as directors were elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified.

The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Against	Abstentions
Nicholas S. Schorsch	43,876,607	248,601	1,061,941
William M. Kahane	43,856,536	288,587	1,041,027
Leslie D. Michelson	43,878,006	269,792	1,038,352
William G. Stanley	43,899,414	246,969	1,039,767
Robert H. Burns	43,774,289	341,904	1,069,957

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: June 2, 2011	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors